                                                                      Exhibit 99


[WEBER SHANDWICK LETTERHEAD]



                                                              RE: HARDINGE INC.
                                                              ONE HARDINGE DRIVE
                                                              ELMIRA, NY 14902
                                                              (NASDAQ: HDNG)


AT THE COMPANY:            AT FRB | WEBER SHANDWICK:
Richard L. Simons          Kerry Thalheim      John McNamara
Exec VP & CFO              General Inquiries   Analyst Inquiries
(607) 378-4202             (212) 445-8437      (212) 445-8435


FOR IMMEDIATE RELEASE
THURSDAY, OCTOBER 25, 2002


           HARDINGE ANNOUNCES THIRD QUARTER RESULTS AND COMPLETION
                       OF NEW $53 MILLION CREDIT FACILITY


ELMIRA, N.Y., OCTOBER 25, 2002--Hardinge Inc. (NASDAQ: HDNG), a leading producer of advanced material-cutting solutions, today reported, as expected, a net loss of ($216) thousand, or ($0.02) per basic and diluted share, for the three months ended September 30, 2002. For the nine months ended September 30, 2002, Hardinge had net income of $15 thousand, or $0.00 per basic and diluted share.

This compares to net income of $65 thousand, or $0.01 per basic and diluted share, in the third quarter of 2001, and $4.0 million, or $0.46 per basic and diluted share, for the first nine months of 2001. These figures exclude the $26.5 million of unusual charges, net of tax benefits, taken in September, 2001. These 2001 charges included inventory write-downs for under-performing product lines which have now been discontinued, a goodwill writedown related to a 1997 acquisition, additional reserves for uncollectible accounts and notes receivable and the sale of underutilized equipment. Including the unusual charges, the net loss for the third quarter of 2001 was ($26.4) million, or ($3.04) per basic and diluted share, and the net loss for the first nine months of 2001 was ($22.4) million, or ($2.58) per basic and diluted share.

J. Patrick Ervin, President and Chief Executive Officer, commented, "The results we announced today are disappointing, even though the loss was as we projected with our August 1st earnings announcement. Of particular concern is the further decline in our order rate in the U.S. and Europe. Although we expected July and August orders would be lower as customers postponed purchases until IMTS, the International Manufacturing Technology Show held in Chicago in September, market orders were weaker than anticipated. I believe that most American manufacturers remain very reluctant to finalize their capital investment decisions. In this environment, we anticipate fourth quarter results will be similar to our third quarter results.

"Despite these very real challenges, Hardinge continues to pay down its debt," Mr. Ervin continued. "This is largely due to our extensive cost reduction actions and our long-term global diversification. Consolidated debt declined by $4.0 million in this latest quarter and has fallen by $13.7 million, or 23 percent, since the beginning of this year. In fact, our debt has decreased by $20.6 million, or 31 percent, in these difficult last twelve months. I would add that our operations remain cash-flow positive. We will continue to focus on cash flows and debt reduction as among our highest priorities."

The Company also announced the completion of a new $53 million credit facility to replace the majority of its current U.S. borrowing lines. The facility provides for a $23 million five-year term loan with quarterly payments beginning in March, 2003, which replaces the previous term loan of the same amount, and a three-year revolving loan agreement totaling $30 million. At closing, the Company had a total of $10.8 million in outstanding borrowings under the revolving loan. The facility was arranged with a group of four banks led by JPMorgan Chase as administrative agent, and includes KeyBank N.A., M&T Bank, and NBT Bank N.A. This secured agreement, along with other domestic and foreign lines of credit, provides for total borrowing capacity for the consolidated company of $82 million. Total borrowings for the consolidated Company were $46.9 million as of September 30, 2002.

"We are pleased to have completed our new credit facility which we believe will take care of our operational needs over the next three years," Mr. Ervin also commented. "The unused portion of the loan provides us with capacity to grow our working capital when market conditions improve, and the agreement provides for better pricing as our operations improve.

"As an update to our September 16 press announcement, I can tell you that we are very close to finalizing our definitive agreement with Bridgeport Machines Ltd. This agreement provides that Hardinge will become the sole North American manufacturer and marketer of Bridgeport knee mills, as well as supplying repair parts and service for the many Bridgeport customers.

"Hardinge is very well positioned for the inevitable turnaround when manufacturers again invest in both capacity and crucial productivity enhancements. We continue to make the essential investments in new product development. For example, we introduced our patented, new hydrostatic way technology at last month's Chicago IMTS show, demonstrating both higher precision and longer cutting tool life. Our IMTS booth also included new products from each of our worldwide companies. These successes, combined with our continued focus on maintaining a strong financial position, are the foundation for growth and strong profitability as the market recovers," Mr. Ervin concluded.

THIRD QUARTER 2002 FINANCIAL INFORMATION

The following table summarizes the Company's third quarter and September year-to-date sales by geographical region, with comparisons to the same periods in 2001.


                         THIRD QUARTER SALES ($000'S)          SEPTEMBER YTD SALES ($000'S)
                         -----------------------------       --------------------------------
                           2002       2001    % CHANGE           2002       2001     % CHANGE
                         -------     -------  --------        --------    ---------  ---------
North America            $14,095     $18,752      -25%         $48,854      $72,167       -32%
Europe                    15,461      19,682      -21%          54,069       57,169        -5%
Other                      9,712       9,269        5%          24,160       32,672       -26%
Total                    $39,268     $47,703      -18%        $127,083     $162,008       -22%


Hardinge's U.S. sales continue to show the effects of reduced manufacturing activity on demand for metal cutting machinery. Hardinge's declines are consistent with the overall industry trends, as reported in statistics from the Association for Manufacturing Technology, the industry's trade association, which show 2002 orders are down 26 percent from depressed 2001 levels. Sales in Europe also declined from prior quarters when the Company's European operations benefited from the unusually high order backlogs from the end of 2001. The year-on-year decrease in Other region shipments is primarily due to the record level of shipments to customers in China during the first half of 2001.

The following table summarizes the Company's third quarter and September year-to-date sales by product category, with comparisons to the same periods in 2001.


                                  THIRD QUARTER SALES ($000'S)             SEPTEMBER YTD SALES ($000'S)
                                --------------------------------        ----------------------------------
                                   2002        2001     % CHANGE          2002         2001      % CHANGE
Machines                        $25,339     $32,297         -22%         $83,240     $110,723        -25%
Non-machine products &
services                         13,929      15,406         -10%          43,843       51,285        -15%
                                -------     -------                     --------     --------
Total                           $39,268     $47,703         -18%        $127,083     $162,008        -22%


These reduced machine sales levels reflect the dramatic industry-wide market activity decrease. The Company's sales of non-machine products and services are heavily weighted to the U.S. market and therefore are also influenced by the low activity levels.

The Company's order rate declined 18.5 percent, to $36.5 million in the third quarter of 2002 as compared to $44.8 million in the third quarter of 2001, reflecting both the decline in North American activity levels discussed above and a drop in new orders from European customers. This quarter's order level was
8.5 percent below the $39.9 million order rate in the second quarter of 2002 and
7.4 percent below the order rate of the first three months of 2002.

The Company's backlog at September 30, 2002 was $39.5 million. This is a decrease of 22.9 percent from the $51.2 million backlog on December 31, 2001 and a decrease of 34.2 percent from the $60.0 million backlog on September 30, 2001.

The third quarter 2002 gross margin was 28.8 percent of sales. This compares to 28.2 percent for the same three months of 2001, after excluding impacts of the 2001 unusual charges described earlier. For the nine months ended September 30, 2002, gross margin was 29.6 percent of sales, as compared to
30.7 percent of sales in the first three quarters of 2001, also after excluding impacts of the 2001 unusual charges. The third quarter 2001 and September, 2001 year-to-date gross margins were (28.8) percent and 13.9 percent, respectively, with the unusual charges included. Gross margins were negatively impacted by lower recovery of fixed manufacturing overhead due to decreased U.S. production, only partially offset by the Company's significant workforce reductions and other cost-cutting actions.

Selling, general and administrative (SG&A) expenses declined by 8 percent, from $12.5 million in the third quarter of 2001 to $11.5 million in the quarter ended September 30, 2002. These reductions reflect the workforce reductions and other cost cutting initiatives undertaken throughout the Company. For the first nine months of 2002, SG&A declined to $34.9 million, or 27.5 percent of sales, which is 15.3 percent below the $41.2 million, or
25.4 percent of sales, incurred in the first nine months of 2001.

The tax benefit rate on the losses for the third quarter of 2002 was 88 percent, while the tax benefit rate on losses for the first nine months of 2002 was 173 percent. These rates were driven by the combination of profits earned in jurisdictions with comparatively lower tax rates offset by losses incurred in jurisdictions with higher tax rates. The tax rate in an individual quarter will continue to be subject to unusual fluctuations due to uncertainty about the final mix of 2002 taxable income by country.

The Company will host its usual conference call at 10:00 am today to discuss these results. The call can be accessed via the Internet live or as a replay at www.companyboardroom.com. The archive will be available for replay for 14 days following the call.

Hardinge Inc., founded more than 100 years ago, is an international leader in providing the latest industrial technology to companies requiring material-cutting solutions. The Company designs and manufactures computer-numerically controlled metal-cutting lathes, machining centers, grinding machines and other industrial products. The Company's common stock trades on NASDAQ under the symbol "HDNG." For more information, please visit the Company's website at www.hardinge.com.

THIS NEWS RELEASE CONTAINS STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO THE FINANCIAL PERFORMANCE OF HARDINGE INC. SUCH STATEMENTS ARE BASED UPON INFORMATION KNOWN TO MANAGEMENT AT THIS TIME. THE COMPANY CAUTIONS THAT SUCH STATEMENTS NECESSARILY INVOLVE UNCERTAINTIES AND RISK, AND DEAL WITH MATTERS BEYOND THE COMPANY'S ABILITY TO CONTROL AND IN MANY CASES THE COMPANY CANNOT PREDICT WHAT FACTORS WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED. AMONG THE MANY FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS ARE FLUCTUATIONS IN THE MACHINE TOOL BUSINESS CYCLES, CHANGES IN GENERAL ECONOMIC CONDITIONS IN THE U.S. OR INTERNATIONALLY, THE MIX OF PRODUCTS SOLD AND THE PROFIT MARGINS THEREON, THE RELATIVE SUCCESS OF THE COMPANY'S ENTRY INTO NEW PRODUCT AND GEOGRAPHIC MARKETS, THE COMPANY'S ABILITY TO MANAGE ITS OPERATING COSTS, ACTIONS TAKEN BY CUSTOMERS SUCH AS ORDER CANCELLATIONS OR REDUCED BOOKINGS BY CUSTOMERS OR DISTRIBUTORS, COMPETITORS' ACTIONS SUCH AS PRICE DISCOUNTING OR NEW PRODUCT INTRODUCTIONS, GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL MATTERS, CHANGES IN THE AVAILABILITY AND COST OF MATERIALS AND SUPPLIES, THE IMPLEMENTATION OF NEW TECHNOLOGIES AND CURRENCY FLUCTUATIONS. ANY FORWARD-LOOKING STATEMENT SHOULD BE CONSIDERED IN LIGHT OF THESE FACTORS. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE ITS FORWARD-LOOKING STATEMENTS IF UNANTICIPATED EVENTS ALTER THEIR ACCURACY.


                           - Financial Tables Follow -

HARDINGE INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                SEPTEMBER 30,
                                                            ----------------------        ----------------------
                                                                2002           2001           2002        2001
                                                            ----------     ----------     ----------   ----------
                                                            (UNAUDITED)    (UNAUDITED)    (UNAUDITED)  (UNAUDITED)
Net Sales                                                      $39,268      $ 47,703       $127,083     $162,008
Cost of sales                                                   27,960        34,227         89,473      112,299
Unusual charge(1)                                                             27,237                      27,237
                                                               -------      --------       --------     --------
Gross profit (loss)                                             11,308       (13,761)        37,610       22,472

Selling, general and administrative expenses                    11,474        12,488         34,917       41,193
Provision for doubtful accounts(1)                                 180         5,820            540        6,210
Impairment charge(1)                                                           5,519                       5,519
                                                               -------      --------       --------     --------
(Loss) income from operations                                     (346)      (37,588)         2,153      (30,450)

Interest expense                                                   946           879          2,846        2,587
Interest (income)                                                  (48)         (125)          (277)        (392)
(Loss) income before income taxes and minority interest
  in consolidated subsidiary and investment of equity
  company                                                       (1,244)      (38,342)          (416)     (32,645)
Income  taxes (benefits)                                        (1,094)      (11,986)          (719)     (10,390)
Minority interest in (profit) of consolidated subsidiary           (96)         (134)          (322)        (410)
Profit in investment of equity company                              30           100             34          250
                                                               -------      --------       --------     --------
Net (loss) profit(1)                                              (216)      (26,390)            15      (22,415)

Basic (loss) earnings per share(1)                             $  (.02)     $  (3.04)      $    .00     $  (2.58)
                                                               =======      ========       ========     ========
    Weighted average number
    of common shares outstanding                                 8,703         8,682          8,683        8,701
                                                               =======      ========       ========     ========

Diluted (loss) earnings per share(1)                           $  (.02)     $  (3.04)      $    .00      $ (2.58)
    Weighted average number
    of common shares outstanding                                 8,719         8,690          8,714        8,701
                                                               =======      ========       ========      =======

Other financial data:
    Gross margin                                                  28.8%       (28.8)%          29.6%        13.9%
    Operating margin                                              (0.9)%      (78.8)%           1.7%       (18.8)%
    Capital expenditures                                         1,063          910           2,033        7,492
    Depreciation and amortization                                2,521        2,936           7,541        8,795

---------------
(1) 2001 third quarter results included unusual charges of $37,956 (after-tax $26,455) which are explained in the press release. Excluding these charges, 2001 third quarter earnings and basic and diluted earnings per share would have been $65, $0.01 and $0.01, respectively and year to date September 30, 2001 earnings and basic and diluted earnings per share would have been $4,040, $0.46 and $0.46, respectively.

HARDINGE INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)


                                                              SEPT. 30,     DEC. 31,
                                                                2002          2001
                                                              -----------   ---------
                                                              (UNAUDITED)
Assets
Current assets:
     Cash                                                      $  3,036      $  4,608
     Accounts receivable,                                        39,354        38,562
     net
     Notes receivable, net                                        6,809         6,961
     Inventories                                                 83,737        84,084
     Deferred income taxes                                        6,207         9,558
     Income tax recoverable                                       3,498         4,648
     Prepaid expenses                                             3,862         4,381
                                                               --------      --------
Total current assets                                            146,503       152,802


Property, plant and equipment:
     Property, plant and equipment                              153,553       149,714
     Less accumulated depreciation                               86,613        79,490
                                                               --------      --------
                                                                 66,940        70,224


Other assets:
     Notes receivable                                            10,643        10,394
     Deferred income taxes                                        5,473         3,659
     Goodwill                                                    15,355        13,660
     Other                                                        2,520         3,752
                                                               --------      --------
                                                                 33,991        31,465

                                                               --------      --------
Total assets                                                   $247,434      $254,491
                                                               ========      ========

HARDINGE INC. AND SUBSIDIARIES

(IN THOUSANDS)

                                                               SEPT. 30,     DEC. 31,
                                                                 2002          2001
                                                             -----------     --------
                                                             (UNAUDITED)
Liabilities and shareholders' equity
Current liabilities:
     Accounts payable                                         $  11,643      $ 12,757
     Notes payable to bank                                        3,289           464
     Accrued expenses                                            15,279        17,612
     Accrued income taxes                                         1,922         1,889
     Deferred income taxes                                        3,502         2,623
     Current portion long-term debt                               6,680        55,620
                                                              ---------      --------
Total current liabilities                                        42,315        90,965


Other liabilities:
     Long-term debt                                              36,910         4,474
     Accrued pension benefits                                     6,389         6,113
     Deferred income taxes                                        2,064         1,810
     Accrued postretirement health                                5,820         5,795
     benefits
     Other liabilities                                            6,327         2,251
                                                              ---------      --------
                                                                 57,510        20,443

Equity of minority interest                                       2,190         1,868

Shareholders' equity:
     Preferred stock, Series A, par value $.01:
         Authorized - 2,000,000; issued - none
     Common stock, $.01 par value:
         Authorized shares - 20,000,000
         Issued  shares - 9,919,992 at September 30, 2002
          and  December 31, 2001                                     99            99
     Additional paid-in capital                                  61,172        61,328
     Retained earnings                                          103,715       104,480
     Treasury shares                                            (14,831)      (14,934)
     Accumulated other comprehensive income (loss)               (3,159)       (7,799)
     Deferred employee benefits                                  (1,577)       (1,959)
                                                              ---------      --------
Total shareholders' equity                                      145,419       141,215

                                                              ---------      --------
Total liabilities and shareholders' equity                     $247,434      $254,491
                                                              =========      ========